Exhibit 99.1

Leslie Constans
Digimarc Public Relations
503-469-4620
lconstans@digimarc.com

Miz Nakajima
Revolution PR for Digimarc
503-997-6045
mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Digimarc Is Now Up to Date on All SEC Filings

Final 10-K filing includes assessment and attestation reports as required by Section 404 of the Sarbanes-Oxley Act

Beaverton, OR – June 1, 2005 – Digimarc Corporation (NASDAQ: DMRCE) announced today it has filed an amended Annual Report on Form 10-K for the year ended December 31, 2004. The amendment includes an update to Item 9A, “Controls and Procedures,” to provide management’s assessment and the related attestation report of the Company’s independent registered public accounting firm on internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

As previously announced, management had concluded that there were material weaknesses in the Company’s internal control structure as of December 31, 2004. The amended Annual Report on Form 10-K includes the attestation report of the Company’s independent registered public accounting firm, which also concludes that the Company’s internal control over financial reporting was not effective as of December 31, 2004. This adverse opinion did not affect the opinion of Digimarc’s independent registered public accounting firm regarding the financial statements included in Form 10-K or Form 10-K/A. The Company and its auditors employed extensive compensating procedures to provide validation that the financial statements for 2004 fairly reflect the financial performance of the Company, despite the internal control weaknesses that the Company’s management identified.

The Company believes that it is fully in compliance with all Nasdaq listing requirements at this time and that its continued listing on Nasdaq is therefore appropriate. Now that all required SEC filings have been made, the Company will request removal of the “E” from the Company’s trading symbol. The Company cannot provide any assurance at this time regarding the timing of or response to that request or the outcome of further review of the Company’s listing by the Nasdaq Listing Qualifications Council.

About Digimarc

Digimarc Corporation (NASDAQ: DMRCE), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides products and services that enable production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 192 issued U.S. patents with more than 4,000 claims, and more than 400 pending patent applications in digital watermarking, personal identification and related technologies.

The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more Company information.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to the status of the Company’s compliance with Nasdaq listing requirements, characters within the Company’s trading symbol, and other statements of management’s opinion or expectations, such as statements containing the words “believes,” “expects,” “estimates,” “anticipates” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially due to, among other things, the decision of either the Nasdaq Listing Qualifications Panel or the Nasdaq Listing and Hearing Review Counsel concerning the continued listing of the Company’s common stock on Nasdaq, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends. Digimarc is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-Q for the quarterly period ended March 31, 2005, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview,” “Restatement of Prior Financial Results,” “Critical Accounting Policies and Estimates,” “Liquidity and Capital Resources,” and “Risk Factors,” and in Part I, Item 4 thereof (“Controls and Procedures”).